Exhibit 5.1

June 1, 2011

Applied Materials, Inc.

3050 Bowers Avenue, P.O. Box 58039

Santa Clara, California 95052-8039

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Applied Materials, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company’s debt securities (the “Debt Securities”), shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), shares of the Company’s Preferred Stock, $0.01 par value per share (the “Preferred Stock”), depositary shares representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), contracts obligating the Company or a holder to purchase Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”), purchase units, consisting of one or more Purchase Contracts and beneficial interests in Debt Securities or debt obligations of third parties or any other securities (the “Purchase Units”), and warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants” and together with the Debt Securities, Common Stock Preferred Stock, Depositary Shares, Purchase Contracts and Purchase Units, the “Securities”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units and Warrants are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”), and the supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”).

The Senior Debt Securities are to be issued pursuant to a senior indenture, which has been filed as an exhibit to the Registration Statement (the “Senior Indenture”), to be entered into between the Company and a trustee to be named therein. The Subordinated Debt Securities are to be issued pursuant to a subordinated indenture, which has been filed as an exhibit to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), to be entered into between the Company and a trustee to be named therein. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a certificate of designation relating to such Preferred Stock (the “Certificate”). The shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a depositary agreement (the “Depositary Agreement”), to be entered into between the Company and a bank or trust company as depositary. The Purchase Contracts may be issued pursuant to a purchase contract agreement (the “Purchase Contract Agreement”), to be entered into between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a unit agreement (the “Unit Agreement”), to be entered into between the Company and a bank or trust company as unit agent. Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”), to be entered into

Applied Materials, Inc.

June 1, 2011

between the Company and a bank or trust company as warrant agent. The Securities are to be sold pursuant to a purchase, underwriting, subscription or similar agreement approved by the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) in substantially the respective forms to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to the Registration Statement.

We have examined the Registration Statement, the Indentures and such other instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation, as amended and/or restated from time to time, that are not otherwise reserved for issuance; (x) the legal capacity of all natural persons; and (xi) that any Depositary Agreement, Purchase Contract Agreement, Unit Agreement and Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when: (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Forms T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable

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June 1, 2011

definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to shares of the Common Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate conforming to the General Corporation Law of the State of Delaware and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Depositary Agreement relating to the Depositary Shares and the related depositary receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Depositary Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

Applied Materials, Inc.

June 1, 2011

5. With respect to the Purchase Contracts, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts (including the Securities underlying the Purchase Contracts), the terms of the offering thereof and related matters; (b) the Purchase Contract Agreement relating to the Purchase Contracts has been duly authorized and validly executed and delivered ; and (c) the Purchase Contracts have been duly executed and delivered, in accordance with the Purchase Contract Agreement against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company, then the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Purchase Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Units (including the Securities underlying the Purchase Units), the terms of the offering thereof and related matters; (b) the Unit Agreement relating to the Purchase Units has been duly authorized and validly executed and delivered; and (c) the Purchase Units have been duly executed and delivered, in accordance with the Unit Agreement against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company, then the Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants (including the Securities underlying the Warrants), the terms of the offering thereof and related matters; (b) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered; and (c) the Warrants have been duly executed and delivered, in accordance with the Warrant Agreement against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America; the State of New York as to the enforceability of the Debt Securities, Purchase

Applied Materials, Inc.

June 1, 2011

Contracts, Purchase Units and Warrants; and the General Corporation Law of the State of Delaware (the “DGCL”). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation